UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 20, 2021

Date of Report (Date of earliest event reported)

TrueNorth Quantum, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-208978	98-1253258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5428 South Regal Street #30954 Spokane, WA	99223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (647) 400-6927

United Royale Holdings Corp.

2 Campbell Drive, Suite 307C, Uxbridge, Ontario, Canada

(Former name or former address, if changed sinceal last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	URYL	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offi cers; Compensatory Arrangements of Certain Officers.

On October 20, 2021, the board of directors of TrueNorth Quantum, Inc., a Nevada corporation formerly known as United Royale Holdings Corp. (the “Company”), appointed Witold Ostrenko as a director of the Company, and appointed Brad Herr as the Company’s Chief Financial Officer. Neither Mr. Ostrenko nor Mr. Herr has any family relationship with any other director, executive officer, or person nominated or chosen to become a director or executive officer of the Company. There is currently no written agreement between the Company and Mr. Ostrenko or Mr. Herr.

Witold (Wit) Ostrenko, age 74, is President and Founder of Celerity Investments, Inc., which provides consulting on financial, planning, fundraising, and investments of most notably, not-for-profit large institutions. He is President and Founder of Non-Prophets, Inc., a not for profit 501c.3 corporation dedicated to eliminating poverty among disadvantaged groups; wounded veterans, native American Indians in rehabilitation, single mothers, women college graduates, and African American men 18 years and older to learn to be self-sufficient. Mr. Ostrenko is also the Organizer of World Cafe, helping nonprofit museums to engage with their board of directors, staff, and communities through a conversation technique to plan, evaluate, and execute museum work. Mr. Ostrenko is a director of SponsorsOne, Inc. (OTC: SPONF), a company that provides digital marketing solutions that connect brands and customers.

From 1987 to 2014, Mr. Ostrenko was President and CEO of MOSI Science Center, Inc., responsible for board development, fundraising, long-range and strategic planning. He has accumulated and developed $120 million-dollar capital including a 73-acre site and 318,000 square feet of facilities. He has managed and created $100 million-dollar operating activities including (A) Science Center, (B) Center of Learning, (C) Advent Hospital IMAX Theater, (D) Children’s Science Center- Kids In Charge!, (E) Science Idea Zone, (F) Pre-School and Middle-Grade School, (G) Planetarium, (H) NASA Lunar Colony, and (I) Laboratories, Weather Simulators, and Classrooms.

Brad Herr, age 67, has served as the Managing Member of Nexit Opportunities LLC since April 2014, CFO of MJ Harvest (OTCQB: MJHI) since March 2018, and CFO and director of Cannabis Sativa, Inc. (OTCQB: CBDS) since January 2020. Mr. Herr also served as CFO of SponsorsOne, Inc. (OTC: SPONF) from April 2018 to May 2019. MJ Harvest, Inc. acquires and markets products and technologies that are designed to benefit growers and processors in the horticultural and agricultural industries. Cannabis Sativa, Inc.’s primary operations include providing telemedicine online referral services for customers desiring medical marijuana cards in states where medical marijuana has been legalized. SponsorsOne, Inc. is a company that provides digital marketing solutions that connect brands and customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TrueNorth Quantum, Inc.

Date: November 4, 2021	By:	/s/ Gary Bartholomew
Gary Bartholomew, CEO

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